UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2012

CROSSTEX ENERGY, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                                          Material Modification to Rights of Securities Holders.

On September 13, 2012, the board of directors of Crosstex Energy GP, LLC (the “General Partner”), the general partner of Crosstex Energy, L.P. (the “Partnership”), adopted Amendment No. 4 to the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement Amendment”) to (i) convert the General Partner’s obligation to make capital contributions to the Partnership to maintain its 2% interest in connection with the issuance of additional limited partner interests by the Partnership to an option of the General Partner to make future capital contributions to maintain its then current general partner percentage interest and (ii) amend certain terms and conditions of the Series A Convertible Preferred Units (the “Preferred Units”), including, among other corresponding modifications, the following amendments:

•                  Distributions In-Kind (PIK): for each quarter through the quarter ending December 31, 2013 (the “PIK Period”), the Partnership will pay distributions in-kind on the Preferred Units (“PIK Preferred Units”) without penalty and without affecting the Partnership’s ability to pay cash distributions on the Common Units.

•                  PIK Preferred Unit Price: during the PIK Period, the fixed price used to determine the number of PIK Preferred Units to be paid instead of cash distributions will increase from $8.50 per Preferred Unit to $13.25 per Preferred Unit.

•                  Optional Redemption: the existing right of the holders of Preferred Units to convert the Preferred Units into Common Units was modified so that such right may not be exercised until the earlier of (i) the business day following the record date for the distribution for the quarter ending December 31, 2013 and (ii) February 10, 2014.

•                  Mandatory Redemption: the right of the Partnership to convert the Preferred Units into Common Units on January 19, 2013 was modified so that such right may not be exercised until the business day following the distribution for the quarter ending December 31, 2013 (subject to the satisfaction of the existing conditions applicable to such right).

The foregoing description of the Partnership Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Amendment No. 4 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, LLC, its General Partner

Date: September 14, 2012	By:	/s/ Michael J. Garberding
Michael J. Garberding
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Amendment No. 4 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of September 13, 2012.